Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-228356, 333-199720, 333-161019, 333-153763, 333-129854, 333-76688, 333-76690, 333-76692, 333-41394, and 333-32854) and on Form S-3 (Nos. 333-222543, 333-200637, 333-199639, and, as amended, Nos. 333-177495 and 333-48314) of eGain Corporation of our reports dated September 12, 2019 relating to the consolidated financial statements, financial statement schedule and internal control over financial reporting which appear in this Annual Report on Form 10-K.

/s/ BPM LLP
San Jose, California
September 12, 2019